                                  Exhibit 10.2

                     ASSIGNMENT OF ASSET PURCHASE AGREEMENT

KNOW ALL MEN BY THESE PRESENTS THAT Stan Gang (hereinafter called "Assignor"), in consideration of One Million Dollars ($1,000,000), of which (i) $900,000 has been paid by AlphaNet Solutions, Inc. (hereinafter called "Assignee"), receipt and sufficiency of which is hereby acknowledged, and (ii) $100,000 shall be paid to Assignor by Assignee no later than January 18, 1997 in the event Assignor shall be obligated to make such payment to Lior, Inc., pursuant to the Agreement (as defined below), hereby assigns, transfers and conveys unto Assignee, its successors and assigns, all the rights, interests, privileges and obligations of Assignor in and to that certain Asset Purchase Agreement dated July 18, 1996 by and between Assignor and Lior, Inc. (hereinafter called the "Agreement") as set forth in "Exhibit A" attached hereto and hereby made a part hereof.

          1.      Assignor covenants, represents and warrants that:

                 (a) Assignor has not executed or made any prior assignment of any of his rights, interests, privileges or obligations under the Agreement, and will not do so in the future;

                 (b) Assignor has not done anything which might prevent Assignee from complying with, or limit Assignee in operating under, any of the provisions of the Agreement or this Assignment thereof; and

                 (c) Assignor shall execute such other and further instruments and documents as Assignee may reasonably request to carry into effect or to further evidence the transfer effectuated hereby.

         2. This Assignment shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns.

         3. This Assignment shall be governed by and construed according to the laws of the State of New Jersey.

         IN WITNESS WHEREOF, Assignor, intending to be legally bound, has duly executed this Assignment the 24th day of July, 1996.



  WITNESS:                                           ASSIGNOR

                                                      /s/ STAN GANG
  ------------------------------                     -------------------------
  Name:                                              Stan Gang


  WITNESS:                                           ASSIGNEE

                                                      /s/ GARY S. FINKEL
  ------------------------------                     -------------------------
  Name:                                          By: Gary S. Finkel
                                                     Chief Financial Officer
                                                     AlphaNet Solutions, Inc.